Exhibit 10.2

MCAFEE, INC.

2010 DIRECTOR EQUITY PLAN

1. Purposes of the Plan.  The purposes of this Plan are to attract and retain the best available personnel for service as Outside Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

The Plan permits the grant of Options and Stock Units. All Options granted hereunder will be nonstatutory stock options.

Under the Plan the annual grants will be made on the date of the Company’s Annual Meeting. The Plan will be effective as of its approval by stockholders of the Company at the Company’s 2010 Annual Meeting.

2. Definitions.  As used herein, the following definitions will apply:

(a) “Annual Meeting” means the Company’s annual meeting of stockholders.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options or Stock Units.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Award Transfer Program” means any program instituted by the Board that would permit Participants the opportunity to transfer for value any outstanding Awards to a financial institution or other person or entity approved by the Board.

(f) “Board” means the Board of Directors of the Company, or a duly authorized committee of the Board of Directors of the Company.

(g) “Change in Control” means the occurrence of any of the following events:

(i) Change in Ownership of the Company.  A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this clause (i), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii) Change in Effective Control of the Company.  If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) Change in Ownership of a Substantial Portion of the Company’s Assets.  A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(h), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(h) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means McAfee, Inc., a Delaware corporation, or any successor thereto.

(k) “Director” means a member of the Board.

(l) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that the Board in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Board from time to time.

(m) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor the payment of a Director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its fair market value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last trading date such closing sales price was reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported); or (iii) In the absence of an established market for the Common Stock, the fair market value thereof will be determined in good faith by the Board.

(p) “Inside Director” means a Director who is an Employee.

(q) “Option” means a stock option granted pursuant to the Plan.

(r) “Outside Director” means a Director who is not an Employee.

(s) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(t) “Participant” means the holder of an outstanding Award.

(u) “Plan” means this 2010 Director Equity Plan.

(v) “Securities Act” means the Securities Act of 1933, as amended.

(w) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(x) “Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, and granted to a Participant pursuant to Section 6 of the Plan. Each restricted stock unit represents an unfunded and unsecured obligation of the Company.

(y) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan.  Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be awarded under the Plan is the number of Shares available for issuance under the Company Amended and Restated 1993 Stock Plan for Outside Directors (the “1993 Plan”) plus: (i) the additional Shares described in Section 3(c), and (ii) any Shares subject to stock options or stock units under the 1993 Plan that expire or otherwise terminate without having been exercised in full and Shares issues pursuant to awards granted under the 1993 Plan that are forfeited to or repurchased by the Company, with the maximum number of Shares to be added to the Plan pursuant to this clause (ii) equal to 554,428 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Full Value Awards.  An Award of Stock Units will be counted against the numerical limits of this Section 3 as two and forty-three hundredths (2.43) Shares for every 1 Share subject thereto. Further, if Shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 3(c), two and forty-three hundredths (2.43) times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

(c) Lapsed Awards.  If an outstanding Award expires or becomes unexercisable without having been exercised in full, or with respect to Stock Units, is forfeited to the Company due to failure to vest, the unpurchased or forfeited Shares which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan will not be returned to the Plan and will not become available for future distribution under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. Shares purchased by the Company in the open market with the proceeds from the sale of Shares pursuant to the exercise of Options will not be available for issuance under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

4. Administration.

(a) Administration.  The Plan shall be administered by the Board and/or any duly appointed committee of the Board having such powers as shall be specified by the Board. Unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. The Board shall have no authority, discretion, or power to select the Outside Directors who will receive Options and/or Stock Units under the Plan, to set the exercise price of the Options, to determine the number of Shares to be granted under Options and/or Stock Units or the time at which such Options and/or Stock Units are to be granted, to establish the duration of Options and/or Stock Units, or alter any other terms or conditions specified in the Plan, except in the sense of administering the Plan subject to the provisions of the Plan, including the authority to determine the Fair Market Value of a Share, and to determine the Black-Scholes value of an Option to purchase a Share. All questions of interpretation of the Plan or of any Options and/or Stock Units granted under the Plan shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option or Stock Unit. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

(b) Prohibition Against Repricing.  Subject to the provisions of Section 13 of the Plan, the terms of any Option may not be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Option without stockholder approval.

5. Stock Options.

(a) Grant of Stock Options.  All grants of Options to Outside Directors under this Plan will be automatic and nondiscretionary and will be made strictly in accordance with Sections 7 and 8; provided, however, that the Board may, in its sole discretion, provide that certain Outside Directors are not eligible to receive grants of Options for specified periods of time.

Notwithstanding anything herein to the contrary, the date of grant of an Option shall be the date on which the Board makes the determination granting such Option or, in the event that the Annual Meeting, the date of the Outside Director’s election as a Director, and/or the Outside Director’s appointment to the Board takes place during a period in which the trading window is closed, on such future date as the Board may specify at that time (e.g., two (2) days after the Company’s next public earnings announcement). Notice of the determination shall be given to each individual to whom an Option is so granted promptly but in no event more than three (3) weeks after the date of such grant. Determination shall be defined as including at a minimum, the number of Shares subject to Options granted to each individual and the terms of such Options.

(b) Option Agreement.

(i) Terms and Conditions.  Each Option grant will be evidenced by an Award Agreement that will specify the terms and conditions of the Options.

(ii) Form of Consideration.  The Award Agreement will specify the form(s) of consideration for exercising an Option. Such consideration to the extent permitted by Applicable Laws may include, but is not limited to:

(1) cash;

(2) check;

(3) other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised and provided that accepting such Shares, in the sole discretion of the Board, will not result in any adverse accounting consequences to the Company;

(4) by net exercise;

(5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(6) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

(7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

(8) any combination of the foregoing methods of payment.

(c) Procedure for Exercise of an Option; Rights as Stockholder.  Any Option granted hereunder will be exercisable at such times as are set forth in Section 7(a) or 8(a), as applicable. An Option may not be exercised for a fraction of a Share.

An Option will be deemed to be exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the terms of the Option) from the person entitled to exercise the Option and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholdings). Full payment may consist of any consideration and method of payment allowable by the Award Agreement and Section 5(b)(ii) of the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to any Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan.

Exercise of an Option in any manner will result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(d) Termination of Continuous Status as a Director.  Subject to Section 13, in the event an Participant’s status as a Director terminates (other than upon the Participant’s death or Disability), the Participant may exercise his or her Option, but only within three (3) months following the date of such termination, and only to the extent that the Participant was entitled to exercise it on the date of such termination (but in no event later than the expiration of its seven (7) year term). To the extent that the Participant was not entitled to exercise an Option on the date of such termination, and to the extent that the Participant does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option will terminate.

(e) Disability of Participant.  In the event Participant’s status as a Director terminates as a result of Disability, the Participant may exercise his or her Option, but only within twelve (12) months following the date of such termination, and only to the extent that the Participant was entitled to exercise it on the date of such termination (but in no event later than the expiration of its seven (7) year term). To the extent that the Participant was not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option will terminate and the Shares covered by such Option will revert to the Plan.

(f) Death of Participant.  If a Participant dies while still a Director or within the three (3) month post-termination exercise period set forth in Section 5(d), the Participant’s estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Participant was entitled to exercise it on the date of death (but in no event later than the expiration of its seven (7) year term). To the extent that the Participant was not entitled to exercise an Option on the date of death, and to the extent that the Participant’s estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option will terminate and the Shares covered by such Option will revert to the Plan.

(g) Other Termination.  A Participant’s Award Agreement also may provide that if the exercise of the Option following the termination of Participant’s status as a Director (other than upon the Participant’s death or Disability) would result in liability under Section 16(b) of the Exchange Act, then the Option will terminate on the earlier of (i) the expiration of the term of the Option set forth in the Award Agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in such liability under Section 16(b) of the Exchange Act. Finally, a Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of the Participant’s status as a Director (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (x) the expiration of the term of the Option, or (y) the expiration of a period of three (3) months after the termination of the Participant’s status as a Director during which the exercise of the Option would not be in violation of such registration requirements.

6. Stock Units.

(a) Procedures for Grants.  All grants of Stock Units to Outside Directors under this Plan will be automatic and nondiscretionary and will be made strictly in accordance with Sections 7 and 8; provided, however, that the Board may, in its sole discretion, provide that certain Outside Directors are not eligible to receive grants of Stock Units for specified periods of time. No person will have any discretion to determine the number of Shares to be covered by Stock Units.

(b) Form and Timing of Payment.  Stock Units will be settled in the form of (i) cash, (ii) Shares, or (iii) a combination of both, as determined by the Board. Notwithstanding anything herein to the contrary, the Fair Market Value of a Stock Unit grant shall be the closing price on the day of determination unless otherwise determined by the Board. Methods of converting Stock Units into cash for settlement may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in lump-sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, subject to Section 21. The payment of vested Stock Units will be made as soon as practicable after the date(s) determined by the Board but no later than March 15th of the calendar year following the applicable vesting date. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 13.

(c) Cancellation.  On the date of Participant’s termination as a Director, all unvested Stock Units will be forfeited to the Company.

(d) Additional Stock Unit Terms.

(i) Company’s Obligation to Pay.  Unless and until the Stock Units have vested in the manner set forth above, the Participant will have no right to payment of such Stock Units. Prior to the vesting of any Stock Units, such Stock Units will represent an unsecured obligation. To the extent that Stock Units are settled in Shares, payment of any vested Stock Units will be made in whole Shares.

(ii) Rights as Stockholder.  Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

7. Initial Grants.

(a) Initial Option Grant.  Each Outside Director will be automatically granted an Option to purchase such number of Shares set forth in this Section 7(a) (the “Initial Option”) on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director will not receive an Initial Option. The Initial Option shall give the Participant the right to purchase a number of Shares equal to: (x) $200,000 divided by (y) the Black-Scholes value of an Option to purchase a single

Share on the grant date, as determined by the Board; provided that such number of Shares subject to the Initial Option will be rounded to the nearest whole number of Shares. The terms of an Initial Option granted hereunder will be as follows:

(i) The term of the Initial Option will be seven (7) years.

(ii) The Initial Option will be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 5 and 13.

(iii) The exercise price per Share will be one hundred percent (100%) of the Fair Market Value per Share on the date of grant of the Initial Option.

(iv) Subject to Section 13, the Initial Option will become exercisable as to one-twelfth (1/12) of the Shares subject to the Initial Option each quarter following its date of grant (rounded to the nearest whole number of Shares), so as to become one hundred percent (100%) vested on the third (3rd) anniversary of the date of grant, provided that the Participant continues to serve as a Director on such vesting dates.

(b) Initial Stock Unit Grant.

(i) Grant.  Each Outside Director will be automatically granted such number of Shares subject to Stock Units as set forth in this Section 7(b)(i) (“Initial Stock Unit Grant”) on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director will not receive a Initial Option. The Initial Stock Unit Grant shall cover a number of Shares with an aggregate Fair Market Value equal to $200,000 on the grant date; provided that such number of Shares subject to the Initial Stock Unit Grant will be rounded to the nearest whole number of Shares.

(ii) Vesting.  Subject to Section 13, the Initial Stock Unit Grant will vest (x) as to one-third (1/3) of the Shares subject to the Initial Stock Unit Grant upon the earlier of (aa) the first anniversary of the date of grant, or (bb) the date of the next Annual Meeting at which a general election of Directors is held; and (y) as to one-twelfth (1/12) of the Shares subject to the Initial Stock Unit Grant each quarter thereafter (all vesting rounded to the nearest whole number of Shares), provided that the Participant continues to serve as a Director on such vesting dates.

8. Annual Awards.

(a) Annual Option Grant.  Subject to proration under Section 9 below, each Outside Director will be automatically granted an Option to purchase such number of Shares as set forth in this Section 8(a) (“Annual Option”) annually on the date of the Annual Meeting, provided that such Outside Director had served as an Outside Director prior to such Annual Meeting and that he or she continues to be an Outside Director at and immediately following such Annual Meeting. The Annual Option shall give the Participant the right to purchase a number of Shares equal to: (x) $100,000 divided by (y) the Black-Scholes value of an Option to purchase a single Share on the grant date, as determined by the Board; provided that such number of Shares subject to the Initial Option will be rounded to the nearest whole number of Shares. The terms of an Annual Option granted hereunder will be as follows:

(i) The term of the Annual Option will be seven (7) years.

(ii) The Annual Option will be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 5 and 13.

(iii) The exercise price per Share will be one hundred percent (100%) of the Fair Market Value per Share on the date of grant of the Annual Option.

(iv) Subject to Section 13, the Annual Option will become exercisable as to one hundred percent (100%) of the Shares subject to the Annual Option on the earlier of: (x) the one (1) year anniversary of the date of grant, or (y) the next Annual Meeting, provided that the Participant continues to serve as a Director on such date.

(b) Annual Stock Unit Grant.

(i) Grant.  Subject to proration under Section 9, each Outside Director will be automatically granted such number of Shares subject to Stock Units as set forth in this Section 8(b) (the “Annual Stock Unit Grant”) annually on the date of the Annual Meeting, provided that such Outside Director had served as an Outside Director prior to such Annual Meeting and that he or she continues to be an Outside Director at and immediately following such Annual Meeting. The Annual Stock Unit Grant shall cover a number of Shares with an aggregate Fair Market Value equal to $100,000 on the grant date; provided that such number of Shares subject to the Annual Stock Unit Grant will be rounded to the nearest whole number of Shares.

(ii) Vesting.  Subject to Section 13, the Annual Stock Unit Grant will vest and become payable as to 100% of the Shares subject to the Annual Stock Unit Grant on the earlier of: (x) the one (1) year anniversary of the date of grant, or (y) the next Annual Meeting, provided that the Participant continues to serve as a Director on such date.

9. Annual Award Pro Ration Policy for New Directors Appointed Before an Annual Meeting.  To the extent that an Outside Director has not served as an Outside Director at the prior Annual Meeting, such Outside Director shall receive pro-rata annual grants consisting of a certain percentage (the “Proration Percentage”) of an Annual Option and an Annual Stock Unit Grant, provided that he or she continues to be an Outside Director at and immediately following the applicable Annual Meeting. The Proration Percentage shall consist of: (x) the number of days between the anniversary of the Outside Director’s initial election to the Board or initial appointment to the Board and the anticipated date of the immediately following Annual Meeting; divided by (y) three hundred sixty-five (365). All grants under this subsection will be rounded to the nearest whole number of Shares.

10. Eligibility.  Awards may be granted only to Outside Directors. All Options will be automatically granted in accordance with the terms set forth in Section 5. All Stock Units will be automatically granted in accordance with the terms set forth in Section 6.

The Plan will not confer upon any Participant any right with respect to continuation of service as a Director or nomination to serve as a Director, nor will it interfere in any way with any rights which the Director or the Company may have to terminate the Director’s relationship with the Company at any time.

11. Term of Plan.  This Plan is effective as of its approval by the stockholders of the Company at the Company’s 2010 Annual Meeting as described in Section 19 of the Plan. It will continue in effect until the tenth anniversary of the Plan’s initial effectiveness unless sooner terminated under Section 13 of the Plan.

12. Transferability

(a) Non-Transferability of Awards.  Except as described in the Award Agreements, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Upon any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of an Award, the Award immediately will become null and void.

(b) Prohibition Against an Award Transfer Program.  Notwithstanding anything to the contrary in the Plan, in no event will the Board have the right to determine and implement the terms and conditions of any Award Transfer Program without stockholder approval.

13. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Board, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number of Shares subject to Options and Stock Units available for issuance under the Plan, the number of Shares covered by each Option, the exercise price under each outstanding Option, or the number of Stock Units included in any prior award which has not yet been settled.

(b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised or a Stock Unit has not vested, it will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control.

(i) In the event of a Change in Control, (x) any unexercisable or unvested portion of the outstanding Options shall be immediately exercisable and vested in full as of prior to or upon the consummation of the Change in Control, and the Board will notify the Participant holding an Option in writing or electronically that the Option will be exercisable for a period of time determined by the Board in its sole discretion; and (y) any unvested Stock Units shall fully vest upon the consummation of the Change in Control. The exercise or vesting of any Option that was permissible solely by reason of this Section 13(c)(i) shall be conditioned upon the consummation of the Change in Control.

(ii) In addition, the Board, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), for the Acquiring Corporation to either assume the Company’s rights and obligations under outstanding Options and/or Stock Units or substitute substantially equivalent options and/or stock units for the Acquiring Corporation’s stock for such outstanding Options and/or Stock Units. Any Options and/or Stock Units which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, Shares acquired upon exercise of an Option or upon settlement of a Stock Unit prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such Shares shall continue to be subject to all applicable provisions of the Award Agreement evidencing such Option and/or Stock Unit except as otherwise provided in such Award Agreement.

(iii) For the purposes of this Section 13(c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the Change in Control is not solely common stock of the Acquiring Corporation or its Parent, the Board may, with the consent of the Acquiring Corporation, provide for the consideration to be received upon the exercise of the Option, or upon the payout of a Stock Unit, for each Share subject to the Award, to be solely common stock of the Acquiring Corporation or its Parent equal in fair market value to the per Share consideration received by holders of Common Stock in the Change in Control.

14. Amendment and Termination of the Plan.

(a) Amendment and Termination.  The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation will be made which would impair the rights of any Participant under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Applicable Laws, the Company will obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) Effect of Amendment or Termination.  Any such amendment or termination of the Plan will not affect Awards already granted and such Awards will remain in full force and effect as if this Plan had not been amended or terminated.

15. Time of Granting of Awards.  The date of grant of an Award will, for all purposes, be the date determined in accordance with Section 5 and 6.

16. Conditions Upon Issuance of Shares.

(a) Shares will not be issued under any Award unless the issuance and delivery of such Shares pursuant thereto, and in the case of an Option, the exercise of such Option, will comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

(c) Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

17. Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

18. Award Agreement.  Awards will be evidenced by written Award Agreements in such form as the Board will approve.

19. Stockholder Approval.  The Plan will be subject to approval by the stockholders of the Company at the Company’s 2010 Annual Meeting. Such stockholder approval will be obtained in the degree and manner required under Applicable Laws.

20. No Guarantee of Continued Service.  The Plan will not confer upon any Participant any rights with respect to continuation of service as a Director or other service provider to the Company or nomination to serve as a Director, nor will it interfere in any way with any rights which the Director of the Company may have to terminate the Director’s relationship with the Company at any time.

21. Compliance With Code Section 409A.  Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Board. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.